BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
                         PART 1 - FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)


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                                                                       APRIL 26       April 27
                                                                         1998           1997
                                                                    ------------    ------------
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 ASSETS
 Current:
    Cash and cash equivalents                                         $1,788,361        $726,054
    Accounts receivable                                                  $46,958         $69,729
    Inventories                                                         $212,072        $209,295
    Prepaid expenses and other                                           $49,152         $27,532
                                                                    ------------    ------------

       Total current assets                                           $2,096,543      $1,032,610

 Net property and equipment                                           $3,345,273      $2,656,328
 Other assets                                                         $1,323,159        $944,180
                                                                    ------------    ------------

       Total assets                                                   $6,764,975      $4,633,118
                                                                    ============    ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                                                    $314,122        $382,294
    Accrued liabilities                                                 $484,525        $628,277
    Current maturities:
     Notes payable-stockholder                                            $4,496          $4,261
     Long-term debt                                                     $200,000        $200,000
     Obligations under capital leases                                    $74,205         $30,850
                                                                    ------------    ------------

     Total current liabilities                                        $1,077,348      $1,245,682

 Long-term obligations:
    Notes payable-stockholder, less current maturities                  $121,336        $125,810
    Long-term debt, less current maturities                             $425,000        $625,000
    Obligations under capital leases, less current maturities           $361,547        $138,850
    Subordinated debentures                                           $1,500,000      $1,118,750
    Deferred rent                                                        $85,662         $67,024
                                                                    ------------    ------------

     Total liabilities                                                $3,570,893      $3,321,116

 Stockholders' equity
    Common stock, $.01 par value, 25,000,000
    shares authorized, 7,021,970 shares issued                           $70,213         $50,157
    Additional paid in capital                                       $10,852,340      $9,043,199
    Accumulated deficit                                             ($7,728,471)    ($7,781,354)
                                                                    ------------    ------------

    Total stockholders' equity                                        $3,194,082      $1,312,002

    Total liabilities and stockholders' equity                        $6,764,975      $4,633,118
                                                                    ============    ============

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